Exhibit 10(k)

LEASE

1. PARTIES

THIS LEASE is made and entered into effective as of October 17, 2007 (the “Effective Date”), by and between Regan Holding Corp., a California corporation (“Landlord”) and Perot Systems Corporation, a Delaware corporation (“Tenant”).

2. PREMISES

Landlord hereby leases to Tenant and Tenant leases from Landlord, approximately 37,060 rentable square feet as described and set forth in Exhibit “A” attached hereto and incorporated herein by reference (the “Premises”), comprising all of that certain one-story building located at 25 Legacy Drive NW, Rome, GA 30165 (the “Center”), and the land under and around the Center (the “Property”) being legally described in Exhibit “B” (“Legal Description”) attached hereto and incorporated herein by reference. Landlord represents that the Premises has been measured in accordance with the Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-1996.  Upon mutual agreement of the parties, the square footage of the Premises may be adjusted from time to time to reflect changes in the amount of common area in the Building.

3. TERM

(a)

Tenant shall have and hold said Premises for a term of ten (10) years (as the same may be extended hereunder, the “Term”) upon the terms and conditions set forth in this Lease.  The “Commencement Date” of the Term of this Lease shall be the Effective Date.

(b)

Tenant is hereby granted one (1) option to renew this Lease with respect to all (but not less than all) of the Premises for five (5) years, beginning at the end of the initial ten year term (the “Renewal Term”) by notice in writing delivered to Landlord not less than six (6) months prior to the expiration of the then current term of this Lease.  All of the covenants, conditions and provisions of this Lease shall be applicable to the Renewal Term, except that the Rent shall be as determined under Section 3(c) below.  Tenant's exercise of the foregoing option to renew is subject to the conditions that (i) this Lease is in full force and effect, (ii) Tenant is not in default hereunder beyond any applicable notice or cure period at the time of notification or at commencement of the Renewal Term, and (iii) Tenant has not assigned this Lease (other than as permitted under Section 6 below).  In the event that Tenant exercises the renewal option set forth herein, Tenant and Landlord agree to enter into an amendment to this Lease incorporating the Renewal Term and the monthly Rent applicable thereto within thirty (30) days following the exercise of the renewal option, but in no event shall a delay in the full execution of such amendment nullify Tenant's exercise of the option to renew.

(c)

If Tenant exercises its option for a Renewal Term under Section 3(b) above, the Rent for such Renewal Term shall be the then current “Market Rental Rate” for the Premises as of the date the Renewal Term is to commence.   For purposes of this Lease, "Market Rental Rate" shall mean the rental, as of the date for which such Market Rental Rate is being calculated, per rentable square foot, for lease renewals for comparable space of comparable size, that Landlord is offering or prepared to offer for renewals in good faith at that time to third parties for a similar term for such other space in the Center or if no other comparable space is available in the Center, then for comparable space in other comparable buildings in the applicable office submarket, taking into account prevailing market conditions. Landlord shall advise Tenant of such Market Rental Rate for the Renewal Term within fifteen (15) days after a written request therefore from Tenant; provided however that Tenant’s failure to timely make such request shall not extend the date upon which Tenant must give notice of its exercise of the option to renew under Section 3(b).

4. RENT

During the Term of this Lease, Tenant shall pay to Landlord in advance, on or before the 1st day of each and every month as Rent the amount stated below.  Rental payments shall commence on the Commencement Date.  Rental payments shall be paid at the address of the Landlord set forth above, or at such other address as the Landlord may specify in writing from time to time during the Term of this Lease.  If the Rent is not received by Landlord on or before the tenth (10th) business day following the day of the month on which the Rent is due, a late payment charge of five percent (5%) of such past due amount ("Late Payment Charge") shall become due and payable.  Any monetary amount due Landlord hereunder, other than Late Payment Charges, not received by Landlord within thirty (30) days following the date on which it was due, shall bear interest from the thirty-first (31st) day after it was due at the rate of eighteen percent (18%) per annum, but not exceeding the maximum rate allowed by law (the “Default Rate”), in addition to the Late Payment Charge provided for herein.

The payments of Rent are as follows:

Lease Months	Rent /Annual PSF	Monthly Rent

1-24	$8.00	$24,706.67
25-36	$10.00	$30,883.33
37-48	$10.40	$32,118.66
49-60	$10.816	$33,403.41
61-72	$11.249	$34,739.55
73-84	$11.699	$36,129.13
85-96	$12.167	$37,574.29
97-108	$12.653	$39,077.26
109-120	$13.159	$40,640.36

In the event the Commencement Date falls on a date other than the 1st of the month, such monthly Rent shall be prorated on a per diem basis and be payable on the Commencement Date.  Thereafter, Rent and all other amounts due and owing under this Lease shall be payable on or before the first day of each calendar month.

Notwithstanding anything herein to the contrary, Tenant shall not be required to pay any Rent for the first (1st) full Lease Month and shall pay only thirty percent (30%) of the Rent otherwise payable hereunder for the second (2nd) full Lease Month.

5. USE OF PREMISES

The Premises may be used for general office space, data center, call center, business process outsourcing, and all other legal uses, which may include without limitation, all other things necessary or incidental to Tenant’s business.

6. COMPLIANCE WITH LAWS

Tenant, at its expense, shall comply with any valid and applicable laws, rules, orders, ordinances, regulations and other requirements, including but not limited to the Americans With Disabilities Act, present or future (collectively, “Applicable Law”), affecting the Property to the extent that the same shall affect or be applicable to (i) Tenant’s use of the Property, (ii) alterations and improvements made by Tenant, or (iii) a breach by Tenant of its obligations under this Lease.

7. RIGHT TO ASSIGN OR SUBLET

(a)

Tenant shall have the right to assign this Lease or sublet all or any part of the Premises with the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.  However, Landlord reserves the right to deny its consent to such assignment or sublet which, in Landlord’s reasonable determination, would negatively affect the tenant mix of the Center (if Tenant no longer leases all of the leasable space therein) or for a use which is not authorized by the provisions of Article 5 of this Lease.  Notwithstanding the above, Tenant may assign its entire interest under this Lease or sublet the Premises to (i) any entity controlling or controlled by or under common control with Tenant or (ii) any successor to Tenant by purchase, merger, consolidation or reorganization without the consent of Landlord provided that Tenant gives Landlord written notice prior to the effective date of such assignment or sublease.  Notwithstanding any assignment or sublease, Tenant shall remain fully liable to Landlord under this Lease and shall not be released from performing any of its terms, covenants, or conditions.

(b)

In the event of a sublease hereunder, Tenant shall pay to Landlord a sum equal to one-half (1/2) of the excess of any rent or similar payment under such sublease paid to Tenant by the subtenant, over the Rent then being paid by Tenant to Landlord under this Lease, after deducting therefrom any brokerage commissions and other expenses incurred by Tenant in connection with such sublease and excluding therefrom any payments to Tenant from the subtenant as reimbursement of operating expenses for the Premises (including but not limited to utilities).

(c)

During the term of this Lease, should Landlord sell, assign, transfer or otherwise convey its interest in the Premises and/or Center, Landlord shall be released by Tenant from all covenants and obligations of Landlord under this Lease for events arising after the effective date of such conveyance.  In such event, Tenant agrees to recognize any such transferee as Landlord under this Lease.

8. REPAIRS, MAINTENANCE AND REPLACEMENTS

(a)

Tenant Repairs and Maintenance.  Except as provided in Section 8(b), Tenant shall maintain, at Tenant’s sole cost and expense, the Premises and the Center in a clean, safe, and operable condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises.  Without limiting the foregoing, Tenant shall (1) maintain the interior walls and the interior surfaces of exterior walls (including painting and other treatment thereof), doors, door closure devices, window and door frames, molding, locks and hardware, floors, floor coverings and ceiling, (2) maintain, repair and replace all plate and other glass, (3) furnish, maintain and replace all electric lights, and (4) maintain and repair all plumbing and electrical systems and all equipment (including all air heating, conditioning, and ventilating [“HVAC”]equipment) and fixtures on the Premises or the Center, in each case, in good operating order and condition and in accordance with applicable laws. Landlord shall give written notice to the Tenant of any repairs or maintenance required hereunder, and if the Tenant does not complete the same within fifteen (15) days after said notice (or such longer period as is required to make a repair or maintenance which by its nature cannot be completed in such fifteen (15) day period so long as Tenant commences the repair or maintenance within fifteen (15) days and diligently prosecutes the same to completion), Landlord shall have the right, but not the obligation, to complete such repair or maintenance and recover its cost by collecting the same from Tenant as additional Rent.

(b)

Landlord Repairs and Replacements.  Landlord shall, at Landlord’s sole cost and expense, be responsible for the following: any repairs or replacement required to the structural components of the building of the Center, including but not limited to the foundation and exterior walls; any replacement required of the roof, floors, HVAC equipment, or utility mains of the Center; any repaving of the parking lot or other paved portions of the Property; or any single repair or related series of repairs of any of the foregoing that would cost more than Ten Thousand Dollars ($10,000.00). Tenant shall give written notice to the Landlord of any repair or replacement required hereunder, and if the Landlord does not complete the same within fifteen (15) days after said notice (or such longer period as is required to make a repair or replacement which by its nature cannot be completed in such fifteen (15) day period so long as Landlord commences the repair or replacement within fifteen (15) days and diligently prosecutes the same to completion), Tenant shall have the right, but not the obligation, to complete such repair or replacement and recover its cost by offsetting such cost against the Rent payable to Landlord.  If a repair or replacement required to be made by Landlord under this section Landlord has a material adverse impact on the business of Tenant as conducted in the Premises (to the point that it renders the Premises in a condition that is unsuitable for conducting the normal business of Tenant therein) (i) and such repair or replacement is not completed with seven (7) days after written notice from Tenant, the Rent shall abate until such repair or replacement is completed, (ii) and such repair or replacement is not completed with sixty (60) days after written notice from Tenant, Tenant shall also have the right to terminate this Lease by written notice to Landlord.

9. INSURANCE

(a)

Tenant shall maintain, at its own cost and expense, the following insurance coverage with carriers having an A.M. Best rating of at least A- (A minus) VII during the Term of this Lease:

(i)

All-Risk Real Property Fire Insurance (or its equivalent) for the full replacement value of the Center and all improvements and fixtures therein, including, but not limited to, the Premises;

(ii)

All-Risk Boiler and Machinery Insurance (or its equivalent) for the full replacement value of all eligible machinery in the Center;

(iii)

Commercial General Liability Insurance (including property damage and fire legal liability) with limits of not less than $1,000,000 combined single limit per occurrence, regarding the Premises and the Center; and,

(iv)

Any other insurance required by law.

(b)

These policies shall state that the insurance is primary over any insurance which may be carried by Landlord.  Tenant shall have the right to include the Premises within a blanket policy of insurance including the Premises and other locations.  Any insurance maintained by Tenant may have deductibles or self-insurance retention in the amounts generally utilized by Tenant for its insurance with respect to a majority of its locations and Tenant may self-insure for plate glass.  Tenant shall name Landlord as an additional insured or additional loss payee as its interests may appear (as applicable) under Tenant’s Commercial General Liability Insurance, All-Risk Real Property Fire Insurance (or its equivalent), and All-Risk Boiler and Machinery Insurance (or its equivalent), and all policies shall contain a clause that insurer will provide the Landlord at least twenty (20) days prior written notice of cancellation.

(c)

As evidence of the existence of any insurance required under the Lease, Tenant shall, upon request, provide Landlord with a certificate of insurance or other reasonably satisfactory evidence of such insurance coverage.

10. WAIVER OF SUBROGATION

Landlord and Tenant each hereby release, hold harmless and indemnify the other and its officers, directors, agents, contractors, and employees from all claims, liability, and costs (including, but not limited to, attorneys’ fees and costs) for injuries to persons and damage or destruction to the Center containing the Premises and the improvements located on the Property, or the theft, misappropriation, or loss of property arising from occurrences in or about the Center and the Premises whether or not caused by acts, omissions, or negligence of such indemnifying party or its officers, directors, agents, contractors, and employees; provided, however, such indemnification and release shall only be in force and effect in respect of damage or destruction normally covered by standard policies of property damage and fire insurance with extended coverage (whether or not such coverage is in effect).  Each party shall cause its fire insurance policies to contain a provision whereby the insurer either waives any right of subrogation against the other party or agrees that such a release shall not invalidate the insurance, whichever is obtainable.

11. INDEMNIFICATION

(a)

Tenant shall indemnify, hold harmless and defend Landlord, its agents, servants and employees from and against all claims, actions, losses, costs and expenses (including reasonable attorney’s fees and litigation costs actually incurred), judgments, settlement payments, and, whether or not reduced to final judgment, all liabilities, damages or fines paid, incurred or suffered by any third parties in connection with loss of life, personal injury and/or damage to property arising from, directly or indirectly, wholly or in part (i) any default by Tenant under the terms and conditions of this Lease, (ii) the use or occupancy of the Premises by Tenant or any person claiming through or under Tenant, and/or (iii) any acts or omissions of Tenant or any contractor, agent, employee, invitee or licensee of Tenant in or about the Premises, Center or Property.

(b)

Landlord shall indemnify, hold harmless and defend Tenant, its agents, servants and employees from and against all claims, actions, losses, costs and expenses (including reasonable attorney’s fees and litigation costs actually incurred), judgments, settlement payments, and, whether or not reduced to final judgment, all liabilities, damages or fines paid, incurred or suffered by any third parties in connection with loss of life, personal injury and/or damage to property arising from, directly or indirectly, wholly or in part (i) any default by Landlord under the terms and conditions of this Lease, and/or (ii) any acts or omissions of Landlord or any contractor, agent, employee, invitee or licensee of Landlord in or about the Premises, Center or Property.

(c)

The indemnity provisions contained in this Section shall survive the expiration or early termination of this Lease.

12. TENANT DEFAULTS/LANDLORD REMEDIES

(a)

The following shall constitute a default by Tenant:

(i)

the failure to pay the Rent within ten (10) days after receipt of written notice from Landlord that the same is past due; or

(ii)

the failure to perform any covenant, term, obligation, or condition otherwise required pursuant to this Lease within thirty (30) days after receipt of written notice from Landlord that the same has not been performed, provided, however, that in the event such failure to perform cannot reasonably be cured within such thirty (30) day period, then Tenant shall be allowed such additional time as is reasonable under the circumstances to perform such covenant, term, obligation, or condition before such failure shall constitute a default; or

(iii)

the filing of a petition or proceeding under the Federal Bankruptcy Act or any insolvency act by or against Tenant which is not dismissed within sixty (60) days after the date of filing thereof; or

(iv)

the appointment of a receiver for Tenant, which receiver is not discharged within sixty (60) days after the appointment thereof; or

(b)

In the event of a default by Tenant, Landlord shall have the following rights without further notice or demand:

(i)

all rights available at law, except as otherwise modified herein;

(ii)

not terminate this Lease, but rather enter upon and take possession of the Premises and, if Landlord so elects, make such alterations and repairs as may be necessary to relet the Premises, and relet the Premises, or any part thereof, as the agent of the Tenant, at such rent and for such term and subject to such terms and conditions as Landlord may deem advisable.  Upon such reletting, all rentals received by Landlord from such reletting shall be applied, first to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any loss and expenses of such reletting, including brokerage fees and attorney’s fees and costs of such alterations and repairs; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder.  Tenant agrees to pay to Landlord, on demand, any deficiency that may arise by reason of such reletting.  Notwithstanding any such reletting without termination, Landlord may, at any time thereafter, elect to terminate this Lease for such previous breach.

(iii)

the right to terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord.  Landlord may, without prejudice to any other remedies it may have enter upon, take possession and expel or remove Tenant or any other person who may be occupying the Premises by force, if necessary, in accordance with applicable law, without being liable for any damages incurred thereby.

(iv)

the right to recover its costs, expenses and attorney fees incurred in enforcing the terms, conditions or covenants in this Lease.

(c)

In the event Landlord terminates Tenant's possession of the Premises alone without terminating the Lease, all obligations of Tenant shall continue, including Tenant's obligation to pay Rent as it accrues on a monthly basis, until the earlier to occur of the date a replacement tenant takes possession of the Premises, or the expiration date of the Lease.

(d)

Should Landlord, at any time, terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all actual damages it may incur by reason of such breach, including the cost of recovering the Premises, reasonable attorney’s fees, and the full amount of Rent and Additional Rent for the remainder of the term of the Lease, all of which amount shall be immediately due and payable from Tenant to Landlord upon demand.

(e)

Landlord covenants to use reasonable efforts to relet the Premises and otherwise mitigate its damages.

(f)

Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy constitute forfeiture or waiver of any rent due to Landlord hereunder or any damages accruing to Landlord by reason of the violation of any of the covenants and provisions herein contained.  Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. The acceptance of any partial payments shall not constitute a waiver of the right to commence an action in forcible entry and detainer during the month in which such partial payment or payments were made.  Notwithstanding anything herein to the contrary, in no event shall Tenant be liable for any speculative or punitive damages or for any consequential damages except as specifically provided in this Section 12.

(g)

Tenant shall have the right to abandon or vacate the Premises without creating a default under this Lease, provided Tenant continues to pay the Rent due hereunder and otherwise complies with the terms and conditions of this Lease.

13. LANDLORD DEFAULTS/ TENANT REMEDIES

(a)

The following shall constitute a default by Landlord under this Lease:

(i)

Landlord's failure to pay any amounts due Tenant pursuant to the Lease within thirty (30) days after receipt of written notice from Tenant that the same is past due; or

(ii)

Landlord's failure to perform any terms, covenants, obligations, or conditions otherwise required pursuant to this Lease within thirty (30) days after receipt of written notice from Tenant that the same has not been performed, provided, however, that in the event such failure to perform cannot reasonably be cured within such thirty day period, then Landlord shall be allowed such additional time as is reasonable under the circumstances to perform such terms, covenants, obligations, or conditions before such failure shall constitute a default.

(b)

In the event of a default by Landlord, Tenant shall have the following rights:

(i)

all rights available at law or equity;

(ii)

in the event of a judgment entered against Landlord and in favor of Tenant, the right to offset money damages against payments of Rent as such rent accrues;

(iii)

in the event of Landlord's default in the payment of any amounts due Tenant pursuant to the Lease, the right to offset its Rent as such rent accrues by the amounts due Tenant.

14.  TAXES

(a)

Tenant agrees to pay all taxes levied upon its trade fixtures and other personal property, located on the Premises.

(b)

Subject to Tenant’s right to contest such charges pursuant to Section 14(c) below, Tenant shall pay all real estate taxes, assessments for local improvements (general and special), water, and storm and sanitary sewer rates and charges and other charges for governmental services, that are due and payable on the Property (including the Premises and the Center) during the Term hereof  (“Taxes”), payment thereof to be made before any fine, penalty, interest, or cost may be added thereto for the nonpayment thereof.  Tenant shall not be responsible for any assessments that are due and payable on the Premises prior to the Commencement Date. If Tenant does not pay such Taxes (or contest such payment pursuant to Section 14(c) below) prior to delinquency, Landlord may pay the same and such amount so paid shall be due and payable to Landlord as additional Rent upon written demand therefor by Landlord and such amount shall bear interest at the Default Rate from the date of advancement by Landlord until repaid by Tenant.

(c)

Landlord agrees to use reasonable efforts to provide Tenant with copies of all notices from applicable tax authorities concerning the tax status of the Property received by Landlord.  Tenant shall provide to Landlord official receipts of the appropriate taxing authority or a cancelled check payable to such taxing authority or other evidence reasonably satisfactory to Landlord evidencing payment thereof by Tenant hereunder following Landlord’s written request therefor.  Tenant, at Tenant’s sole cost and expense, may contest any Taxes by legal proceedings or other appropriate action.  If Tenant so elects to contest such amounts, Tenant shall, prior to the prosecution or defense of any such claim, notify Landlord in writing of its decision to pursue such contest and, to the extent procedurally required and before imposition of any interest, penalty or liens therefor, Tenant shall pay the amount in question prior to initiating the contest.  Landlord shall reasonably cooperate in any such contest, provided that Landlord shall not be required to incur any out-of-pocket cost or expense therefor.

(d)

If an assessment that is payable in periodic installments is levied on the Property, Tenant shall be required to pay only those installments that are attributable to the Term.  Taxes for the first and final year of the Term shall be prorated between Landlord and Tenant based on the commencement and expiration of the Term.  Landlord may direct the taxing jurisdictions to send tax statements directly to Tenant.  Landlord shall immediately notify Tenant when it has so directed such taxing jurisdictions.

15. CASUALTY

(a)

If the Premises or Center are damaged or destroyed by fire, flood, or other casualty, Tenant shall give prompt written notice thereof to Landlord.

(b)

In case of damage to or destruction of any or all of the Premises or Center or improvements on the Property by a casualty, the Landlord will, at such time and upon the conditions hereinafter set forth, restore, repair, replace, rebuild, or alter the same as nearly as possible to the condition such property was in immediately prior to such damage or destruction.  Such restoration, repair, replacement, rebuilding, or alteration shall be commenced as soon as practicable after such damage or destruction, and, after such work has been commenced, it shall be prosecuted with reasonable diligence.  If the cost of the repair or restoration, as determined by Landlord using commercially reasonable methods of estimating repair and/or restoration costs, exceeds the amount of proceeds to be received from the insurance required hereunder, Landlord may elect to terminate this Lease by giving written notice to Tenant within sixty (60 days after such damage or destruction.  If Landlord elects to terminate this Lease, this Lease shall terminate effective as of the date of the casualty.

(c)

If any casualty renders the Premises untenantable, in whole or in part, a proportionate abatement of Rent (based upon the extent to which such casualty has rendered the Premises untenantable) shall be allowed from the date of casualty through the date the Premises are repaired or restored to tenantability.

16. CONDEMNATION

If all or any part of the Premises shall be taken or appropriated by right of eminent domain, either party hereto shall have the right at its option exercisable within thirty (30) days after receipt of notice of such taking to terminate this Lease as of the date possession is taken by the condemning authority. In an action against the condemner, Tenant shall be allowed to prosecute its own claim or action for the taking of personal property and fixtures belonging to Tenant and/or the interruption of or damage to Tenant’s business and/or for Tenant’s unamortized cost of leasehold improvements and/or for Tenant’s relocation expenses.

17. HOLDOVER

If Tenant fails to vacate the Premises upon the expiration or termination of this Lease, Landlord’s sole and exclusive remedies (which remedies may be exercised simultaneously) shall be to:  (a) collect from Tenant until Tenant vacates the Premises use and occupancy for the Premises at a monthly rate of:  (i) 125% of the Base Rent payable during the last month of the term of this Lease for each of the next six (6) succeeding months; and (ii) thereafter 150% of the Base Rent payable during the last month of the term of this Lease; or (b) evict Tenant from the Premises by appropriate legal proceedings.

18. NOTICES

Whenever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease, such notice or demand shall be given or served in writing and sent to Landlord at the address set forth and to Tenant as follows:

If to Landlord	Regan Holding Corp.
2090 Marina Ave.
Petaluma, CA 94954
Attn: Preston Pitts

If to Tenant:	Perot Systems Corporation
25 Legacy Drive NW,
Rome, GA 30165
Attn: [to be provided later]

With a copy to:	Perot Systems Corporation
2300 W. Plano Parkway
Plano, TX 75075
Attn: Director of Real Estate

And with a copy of
any default notice to:
Koons Real Estate Law, P.C.
3400 Carlisle Street, Suite 400
Dallas, TX 75204
Attn: Tiffany Carr

All such notices shall be sent by (a) first class mail, postage prepaid, certified or registered, return receipt requested,  and in such case shall be effective three (3) days after the date of postmark, or (b) by reputable overnight courier, and in such case shall be effective one (1) day after the date of mailing, or (c) by fax, and in such case shall be effective upon successful fax transmission as confirmed by machine-generated record, provided such faxed notice is also personally delivered or deposited in the United States mail in the manner prescribed herein within one (1) business day thereafter. The address of any party hereto may be changed by notice to the other party duly served in accordance with the provisions hereof.

19. QUIET ENJOYMENT

Landlord warrants that it has the full right and authority to execute and to perform pursuant to this Lease, to grant the estate demised herein, and that Tenant, upon payment of Rent and performance of the covenants herein contained, shall peaceably and quietly have, hold, and enjoy the Premises during the full Term of this Lease and any extensions or renewals hereof.  Tenant, its permitted subtenants and their employees, licensees and guests, shall have access to the Premises at all times, 24 hours per day, every day of the year.

20. SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT

Upon written request of Landlord, or any first mortgagee or first deed of trust beneficiary of Landlord, or ground lessor of Landlord, Tenant shall, in writing, subordinate its rights under this Lease to the lien of any first mortgage or first deed of trust, or to the interest of any lease in which Landlord is lessee, and to all advances made or hereinafter to be made thereunder.  However, as a condition precedent to any subordination hereunder, Tenant shall have the right to obtain from any lender or lessor of Landlord requesting such subordination, an agreement in writing providing that, as long as Tenant is not in default hereunder, this Lease shall remain in effect and Tenant’s right to possession and quiet enjoyment be undisturbed for the full Term.  The holder of any security interest may, upon written notice to Tenant, elect to have this Lease prior to its security interest regardless of the time of the granting or recording of such security interest.

In the event of any foreclosure sale, transfer in lieu of foreclosure or termination of the lease in which Landlord is lessee, Tenant shall attorn to the purchaser, transferee or lessor as the case may be, so long as said purchaser, transferee or lessor agrees not to disturb Tenant in its quiet enjoyment of the Premises while Tenant is not in default under the Lease, and Tenant shall recognize that party as Landlord under this Lease, and such party shall accept the Premises subject to this Lease.

21. ESTOPPEL CERTIFICATE

Each party shall from time to time, upon request by the other party, execute, acknowledge and deliver to the requesting party an instrument certifying that this Lease is unmodified and is in full force and effect, there is no default by either party hereunder, and any other factual data or information relating to this Lease, or the Premises, which the other party may reasonably request

22. ALTERATIONS AND TRADE FIXTURES

Following acceptance and occupancy of the Premises, Tenant shall not make any alterations, improvements, or additions to the Premises without Landlord’s prior written approval of the plans and specifications, which approval shall not be unreasonably withheld, conditioned or delayed, except that Tenant shall have the right, without Landlord’s consent, to make non-structural alterations to the Premises costing less than $100,000.  Tenant shall give Landlord not less than fifteen (15) days prior written notice of any such alterations and shall otherwise comply with the terms and provisions of this Lease.

23. CONDITION OF PREMISES UPON TERMINATION

(a)

Upon the expiration or termination of this Lease, Tenant shall leave the Premises peaceably and quietly and in as good order and condition as the same were on the date the Term of this Lease commenced, reasonable wear and tear excepted. Tenant shall not be required to remove any improvements made to the Premises.   Any personal property left on the Premises after the expiration or termination of the Term of this Lease shall be deemed to have been abandoned and shall become the property of Landlord to dispose of as Landlord deems expedient.

(b)

Tenant shall have the right to move any portable walls provided Tenant repairs, at its cost, any damage caused by removal.

24. ADDITIONAL PROVISIONS

(a)

Tenant’s Security System.  Tenant may install, at its expense, its own security system in the Premises provided that Tenant provides two (2) access cards to Landlord or Landlord’s managing agent, as applicable, for access to the Premises.

(b)

Tenant’s Communications Device.  Tenant shall have the right to install, at its expense, an antenna, satellite dish or communications device on the roof of the Building at Tenant’s expense, subject to (i) Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed, (ii) such equipment complying with applicable governmental regulations, ordinance and codes and (iii) such equipment not compromising the structural integrity of the Building’s roof.

(c)

Force Majeure.  Landlord and Tenant shall each be excused for the period for any delay in the performance of any obligation hereunder, except the payment of money, when prevented from so doing by a cause or causes beyond its reasonable control.

(d)

Attorneys' Fees.  In any action or proceeding that Landlord or Tenant may be required to prosecute, enforce or defend its respective rights hereunder, the non-prevailing party agrees to pay all reasonable costs incurred by the prevailing party therein, including but not limited to reasonable attorneys' fees and costs at trial, on appeal and in any bankruptcy proceedings.

(e)

Memorandum of Lease.  At the request of Tenant, Landlord shall execute a recordable memorandum of this Lease regarding the Term, Renewal Term, and Right of First Offer hereunder, and Tenant may record such memorandum in the applicable public real estate records for the location of the Premises.

(f)

Utilities and Services.   Throughout the term of this Lease, tenant shall be responsible for obtaining, at its cost and expense, the utilities and services that Tenant desires for the Premises, including but not limited to electricity, water, janitorial services, fire and life-safety equipment and systems, and automatic magnetic lock systems.

25. INSPECTION BY LANDLORD

Landlord may, upon giving one (1) day prior written notice to Tenant (except for an emergency, in which event such prior notice to Tenant shall not be required), by its duly authorized agents, go upon and inspect the Premises and perform any work therein that may be necessary to comply with any laws, ordinance, rules, regulations, or requirements of any public authority, or as required by Tenant or the insurance company insuring the Center.  Landlord shall use its best efforts to minimize interference with Tenant’s business in the exercise of its rights pursuant to this Article.

26. HAZARDOUS SUBSTANCES

(a)

Landlord hereby represents to its actual knowledge: no dangerous, toxic or hazardous pollutants, contaminants, chemicals, wastes, materials or substances, as defined in or governed by the provisions of any federal, state or local law, statute, code, ordinance, regulation, requirement or rule relating thereto are now or have ever been located, produced, treated, transported, incorporated, discharged, emitted, released, deposited or disposed of in, upon, under, or from the Property.

(b)

In the event hazardous substances introduced by Tenant are identified as present in the Premises and/or Property during the term of this Lease, Tenant shall be responsible for the removal and cleanup of any such hazardous substances as may be dictated by the Environmental Protection Agency (EPA) or as desired by Landlord.  Tenant shall hold harmless and indemnify Landlord for any hazardous waste cleanup, fine, damage, or judgment caused by Tenant, its employees, agents, or invitees.

27. MECHANIC’S LIENS

Neither the Tenant nor anyone claiming by, through, or under the Tenant, shall have the right to file or place any mechanic’s lien or other lien of any kind or character whatsoever, upon said premises or upon any building or improvement thereon, or upon the leasehold interest of the Tenant therein, and notice is hereby given that no contractor, sub-contractor, or anyone else who may furnish any material, service or labor for any building, improvements, alteration, repairs or any part thereof, shall at any time be or become entitled to any lien thereon, and for the further security of the Landlord, the Tenant covenants and agrees to give actual notice thereof in advance, to any and all contractors and sub-contractors who may furnish or agree to furnish any such material, service or labor.  Should a lien be placed against the Premises and/or Center which Tenant fails to vacate or have released and bonded around, and such failure continues for thirty (30) days after Tenant receives written notice thereof form Landlord, Landlord may vacate or release the same by paying the amount claimed to be due or by procuring the release of such lien by giving security or in such other manner as prescribed by law.  Tenant shall repay Landlord, on demand, all sums disbursed or deposited by Landlord pursuant to the foregoing provision including reasonable attorney fees and other costs associated therewith.

28. SIGNAGE

Tenant shall have the right to install on the exterior of the Center a professionally designed and manufactured, internally illuminated, channel letter sign featuring the Tenant’s name and/or logo, subject to the landlord’s prior written approval as to size and design, such approval not to be unreasonably withheld, conditioned or delayed. The location, size, color, and style of all signage shall be reasonably approved by Landlord and will be subject to local zoning codes, permitting requirements, and protective covenants. Tenant will be responsible for all signage costs, including but not limited to, graphics, installation and regular maintenance of such signage.

29. PARKING

Tenant shall be provided the excusive right to use all of the on-site parking on the Property at no additional charge.

30. SECURITY/AFTER-HOURS CENTER ACCESS

Tenant will have access to the Premises at all times by means of its own key system. Tenant shall be responsible for its own locking and unlocking of its doors for client access.  In addition, Tenant shall be responsible for the costs and installation of its own security system to the Premises, if desired.

31. BROKERAGE

Each party warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation or execution of this Lease.  Landlord hereby agrees to indemnify and hold Tenant harmless from and against any and all costs, expenses and liabilities for commissions and other compensation claimed by any broker or agent in connection herewith through Landlord.  Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all costs, expenses and liabilities for commissions and other compensation claimed by any broker or agent through Tenant.

32. AMERICANS WITH DISABILITIES ACT

Landlord warrants and represents that the Property meets the requirements of the Americans With Disabilities Act (ADA) as of the Commencement Date of this Lease.  Tenant, at its own expense, shall comply with ADA as it applies to Tenant’s design, operation, modification and use of the Property.

33. MISCELLANEOUS

(a)

Wherever herein the prior written consent of the Landlord is required, the same shall not be unreasonably withheld, conditioned or delayed.

(b)

Landlord and Tenant agree that all provisions of this Lease shall be binding upon Landlord’s and Tenant’s successors, personal representatives, heirs, executors, receivers, devisees, administrators, legatees, and assigns of the parties hereto.

(c)

The captions throughout this Lease are inserted as a matter of convenience only and in no way confine, limit, or describe the scope or intent of any Article of this Lease.

(d)

The consent of either party to any variance from the terms of this Lease, or the receipt by Landlord of Rent with the knowledge of any breach, shall not be deemed to be a waiver as to a subsequent breach of such term, nor shall any waiver be claimed as to any provision of this Lease unless the same be in writing, signed by the party to be charged with the waiver, or the party’s authorized agent.  Unless otherwise specified, the rights and remedies hereby created shall survive the expiration or early termination of this Lease, are cumulative and the use of one remedy shall not exclude or waive the right to use another, or exclude any other right or remedy allowed by law.

(e)

This Lease contains the entire agreement between the parties regarding the Property.

(f)

If any terms or provisions of this Lease or any application thereof shall be invalid or unenforceable, then the remaining terms and provisions of this Lease and any other application of such term or provisions shall not be affected thereby.

34. RIGHT OF FIRST NEGOTIATION TO PURCHASE.

Tenant acknowledges that the Landlord named Regan Holding Corp. has informed Tenant that Landlord intends to sell the Property in the future, and Tenant has declined to negotiate to purchase the Property from Regan Holding Corp.  At any time during the term of this Lease (as extended hereunder), Landlord (except Regan Holding Corp. as provided in the first sentence of this section) shall not sell, transfer ownership of, or otherwise convey the Property or any portion thereof (including but not limited to the Premises or the Center) to any third party without first complying with the provisions of this Section (“Right of First Negotiation”). After determining that it desires to convey such Property, Landlord shall deliver to Tenant a written notice of such determination, and if Tenant informs Landlord that Tenant is interested in purchasing such Property, Landlord shall negotiate with Tenant for such possible purchase upon terms as may be satisfactory to Landlord and Tenant, each in its sole discretion, such negotiation to continue for up to thirty (30) days after Landlord’s initial written notice to Tenant.  In no event shall Landlord be obligated to sell such Property to Tenant on any particular terms or to negotiate with Tenant more than thirty (30) days after Landlord’s initial written notice to Tenant hereunder.

35. LICENSE OF SPACE TO LANDLORD

(a)

Tenant grants to Landlord (or to Landlord’s affiliated assignee as described below in this Section 35(a)) a revocable license for the use of approximately five hundred (500) square feet of space located in a portion of the Premises reasonably determined by Tenant (the “Space”), on the terms and conditions in this Section 35 (the “License”).  Landlord shall pay to Tenant at the end of each month, during the term of the License, an amount equal to Four Percent (4%) of the Rent payable by Tenant under this Lease and of the other out-of-pocket costs payable by Tenant for occupancy of the Premises (including utility bills).  Landlord may assign its rights under the License to PD Holding, LLC, an entity that is controlled by, controlling, or under common control with Landlord (an “Affiliate”); provided that Landlord provides prior written notice of such assignment to Tenant, such assignee expressly assumes Landlord’s obligations under the License, and Landlord remains primarily and fully liable (with such assignee) for its obligations under the License.  Either Landlord or Tenant may terminate the License, for any reason or no reason in such party’s sole discretion, upon ninety (90) days prior written notice to the other party.  Landlord shall use the Space only as an office for approximately five marketing employees of Landlord.

(b)

During the License, Landlord shall, at its cost and expense, perform, observe and comply with all of the terms, covenants and conditions to be performed, observed or complied with by the “Tenant” under this Lease with respect to the use, maintenance and repair of the Space. Under the License, Landlord shall not make any alterations, improvements or additions to the Space without the prior written consent of Tenant, in Tenant’s sole discretion. Landlord, at Landlord’s sole cost and expense, shall obtain and maintain in effect at all times during the License, policies providing the insurance coverages for the Space required to be maintained by the “Tenant” under the Lease and Landlord shall comply with all provisions relating to insurance contained in the Lease with regard to the Space.  Upon Tenant’s written request, Landlord shall deliver to Tenant a copy of its insurance certificates for the Space.  All general liability insurance policies of Landlord regarding the Space shall name the Tenant as an additional insured.  Landlord shall not have the right to assign the License to any other party.

(c)

Landlord shall indemnify, hold harmless and defend Tenant, its agents, servants and employees from and against all claims, actions, losses, costs and expenses (including reasonable attorney’s fees and litigation costs actually incurred), judgments, settlement payments, and, whether or not reduced to final judgment, all liabilities, damages or fines paid, incurred or suffered by any third parties in connection with loss of life, personal injury and/or damage to property arising from, directly or indirectly, wholly or in part (i) any default by Landlord under the terms and conditions of the License, (ii) the use or occupancy of the Space by Landlord or any person claiming through or under Landlord regarding the Space, and/or (iii) any acts or omissions of Landlord or any contractor, agent, employee, invitee or licensee of Landlord in or about the Space. The indemnity provisions contained in this subsection shall survive the expiration or early termination of the License.

(d)

In the event hazardous substances introduced by Landlord are identified as present in the Premises and/or Property pursuant to the License, Landlord shall be responsible for the removal and cleanup of any such hazardous substances as may be dictated by the Environmental Protection Agency (EPA) or as desired by Tenant.  Landlord shall hold harmless and indemnify Tenant for any hazardous waste cleanup, fine, damage, or judgment caused by Landlord, its employees, agents, or invitees under the License.

(e)

If Landlord fails to pay any amount owed to Tenant under the License within ten (10) days after receipt of written notice from Tenant that the same is past due, or Landlord fails to perform any covenant, term, obligation, or condition otherwise required pursuant to the License within thirty (30) days after receipt of written notice from Tenant that the same has not been performed, then: Tenant may deduct the amount owed from the Rent otherwise payable by Tenant to Landlord under this Lease; and/or Tenant may terminate the License upon written notice to Landlord; and/or Tenant may exercise all rights available at law, except as otherwise modified herein.

(f)

During the License, Landlord shall maintain, at Landlord’s sole cost and expense, the Space in a clean, safe, and operable condition, and shall not permit or allow to remain any waste or damage to any portion of the Space.  Tenant may give written notice to the Tenant of any repairs or maintenance to the Space required hereunder, and if the Landlord does not complete the same within fifteen (15) days after said notice (or such longer period as is required to make a repair or maintenance which by its nature cannot be completed in such fifteen (15) day period so long as Landlord commences the repair or maintenance within fifteen (15) days and diligently prosecutes the same to completion), Tenant shall have the right, but not the obligation, to complete such repair or maintenance and recover its cost by collecting the same from Landlord as additional payments due under the License.

(g)

Upon the expiration or termination of the License, Landlord shall leave the Space peaceably and quietly and in as good order and condition as the same were on the date the License commenced, reasonable wear and tear excepted.   Any personal property left in the Space after the expiration or termination of the License shall be deemed to have been abandoned and shall become the property of Tenant to dispose of as Tenant deems expedient.

(h)

The License is expressly subject and subordinate to the Lease and all of the terms, conditions and covenants therein contained, as well as to all matters to which the Lease is subject and subordinate.  Except to the extent otherwise expressly set forth in this License, all the terms, covenants and conditions of the Lease shall be applicable to the License with respect to the Space, with the same force and effect as if Tenant were the landlord (provided, however, that in those provisions of the Lease where the term “Landlord” is used in the context of ownership or management of the Premises or the Property, and the various responsibilities under the Lease required to be performed or performed as a result of such management or ownership, such term shall be construed to refer to the Landlord under the Lease, and not to Tenant under this License) and Landlord were the tenant thereunder, and the provisions of the Lease are incorporated herein by reference with the same force and effect as if they were fully set forth herein, and Landlord assumes and agrees to fully perform and discharge all obligations of Tenant as tenant under the Lease with respect to the Space during the term of the License.  Except as otherwise expressly provided herein, Landlord shall perform all affirmative covenants and shall refrain from performing any act which is prohibited by the negative covenants of the Lease, where the obligation to perform or refrain from performing is by its nature imposed upon the party in possession of the Space.

36. SPECIAL RIGHT OF OFFSET

If Landlord, or any Affiliate of Landlord (including but not limited to Legacy Marketing Group, Inc. (“LMG”)), fails to pay to Tenant, or any Affiliate of Tenant (including but not limited to Transaction Applications Group, Inc. (“TAG”)), any amount payable or reimbursable under the “LMG Documents” (including but not limited to the “Subcontracts”) as defined in that certain Asset Purchase Agreement between TAG and LMG dated on or about the same date as this Lease, and such failure continues for ten (10) days after written notice thereof by Tenant (or its applicable Affiliate) to Landlord (or its applicable Affiliate), then Tenant may deduct or offset such amount owed from the Rent otherwise payable by Tenant to Landlord under this Lease, in addition to exercise of any other rights available under such Asset Purchase Agreement and such applicable LMG Documents; provided that such right of offset shall not apply to commission payments to be paid to the producers and agents of LMG (or of its applicable Affiliate) and shall not apply to any amounts held by TAG (or its applicable Affiliate) in its administrative capacity under the “New Customer Contracts” and “Subcontracts” (as defined in such Asset Purchase Agreement).  Notwithstanding the foregoing, the provisions of this Section 36 shall only apply as long as the Premises and/or the Center are owned by the Landlord named Regan Holding Corp. or an Affiliate thereof.  Upon the sale of the Premises and the Center to a third party that is not an Affiliate of Regan Holding Corp., and written notice of such sale by Landlord to Tenant, the provisions of this Section 36 shall automatically expire and be of no further force or effect.

37. RIDERS AND EXHIBITS

The Exhibits (A and B) to this Lease shall be deemed incorporated by reference and made a part of this Lease.

(signature page and exhibits follow)

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease or caused this Lease to be executed by their duly authorized representatives as of the date set forth above.

AGREED AND ACCEPTED

AGREED AND ACCEPTED

LANDLORD

TENANT

REGAN HOLDING CORP.

PEROT SYSTEMS CORPORATION

By:            /s/ R. Preston Pitts

By:              /s/ Darcy Anderson

Title:         President

Title:           Vice President

Name:       R. Preston Pitts

Name:         Darcy Anderson